UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2022

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2022, CarParts.com, Inc. (“CarParts”), certain of its wholly-owned domestic subsidiaries, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) and as sole lender (in such capacity, “Lender”) entered into an Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) amending and restating in its entirety that certain Credit Agreement dated April 26, 2012, as amended through the Fourteenth Amendment thereto, among CarParts, certain of its wholly-owned domestic subsidiaries, Lender and the Agent. In connection with the Credit Agreement, CarParts, certain of its wholly-owned domestic subsidiaries and the Agent entered into an Amended and Restated Pledge and Security Agreement (the “Pledge and Security Agreement”) amending and restating in its entirety that certain Pledge and Security Agreement dated April 26, 2012 (as amended, the “Security Agreement”).

The Credit Agreement provides for a revolving commitment in an aggregate principal amount of up to $75,000,000 and an uncommitted ability to increase the revolving commitment by an additional $75,000,000, subject to certain terms and conditions (collectively, the “Credit Facility”), which is subject to a borrowing base derived from certain receivables, inventory, property and pledged cash. The Credit Facility matures on June 17, 2027.

Loans drawn under the Credit Facility bear interest at a per annum rate ranging from 1.50% to 2.0% per annum, based on CarParts’ fixed charge coverage ratio. Undrawn availability under the Credit Facility will bear interest at a rate of either 0.20% or 0.25% per annum, based on the amount of undrawn availability.

Certain of CarParts’ domestic subsidiaries are co-borrowers (together with CarParts, the “Borrowers”) under the Credit Agreement, and certain other domestic subsidiaries are guarantors (the “Guarantors” and, together with the Borrowers, the “Loan Parties”) under the Credit Agreement. The Borrowers and the Guarantors are jointly and severally liable for the Borrowers’ obligations under the Credit Agreement.

Pursuant to the Security Agreement, the Loan Parties’ obligations under the Credit Agreement are secured, subject to customary permitted liens and certain exclusions, by a perfected security interest in (a) substantially all tangible and intangible assets of the Loan Parties and (b) all of the capital stock owned by the Loan Parties (limited, in the case of foreign subsidiaries, to 65% of the capital stock of such foreign subsidiaries).

The Borrowers may voluntarily prepay the loans at any time, subject to prior notice and, under certain conditions, payment of break funding expenses. The Borrowers are required to make mandatory prepayments of the loans (without payment of a premium) with net cash proceeds received upon the occurrence of certain “prepayment events,” which include certain sales or other dispositions of collateral, certain casualty or condemnation events, certain equity issuance or capital contributions, and the incurrence of certain debt.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to CarParts and its subsidiaries, including, among other things, restrictions on indebtedness, liens, fundamental changes, investments, dispositions, prepayment of other indebtedness, mergers, certain acquisitions, certain capital expenditures, and dividends and other distributions. The Credit Agreement also contains a financial covenant, triggered if certain conditions related to the amount of undrawn availability, that requires CarParts and its subsidiaries (on a consolidated basis) to maintain a minimum fixed charge coverage ratio of 1.0 to 1.0 for any such period during which the conditions are met.

The representations, warranties and covenants contained in the Credit Agreement are made only for purposes of the Credit Agreement and as of specific dates; are solely for the benefit of the parties to the Credit Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Loan Parties or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, which subsequent information may or may not be fully reflected in public disclosures of CarParts or statements by the Loan Parties.

Accordingly, investors should read the representations and warranties in the Credit Agreement not in isolation but only in conjunction with the other information about the Loan Parties and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the U.S. Securities and Exchange Commission.

Events of default under the Credit Agreement include: failure to timely make payments due under the Credit Agreement; material misrepresentations or misstatements under the Credit Agreement and other related agreements; failure to comply with covenants under the Credit Agreement and other related agreements; certain defaults in respect of other material indebtedness; insolvency or other related events; certain defaulted judgments; certain ERISA-related events; certain security interests or liens under the loan documents cease to be, or are challenged by CarParts or any of its subsidiaries as not being, in full force and effect; any loan document or any material provision of the same ceases to be in full force and effect; and certain criminal indictments or convictions of any Loan Party. If a Loan Party fails to perform its obligations under these and other covenants, or should any event of default occur, the revolving loan commitments under the Credit Agreement may be terminated and any outstanding borrowings, together with accrued interest, under the Credit Agreement could be declared immediately due and payable.

The foregoing description of the Credit Agreement and Pledge and the Security Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Security Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On June 21, 2022, the Company issued a press release announcing its entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of June 17, 2022, by and among CarParts.com, Inc., certain of its wholly owned domestic subsidiaries and JPMorgan Chase Bank, N.A., as a lender and as administrative agent

10.2
Amended and Restated Pledge and Security Agreement, dated as of June 17, 2022, by and among CarParts.com, Inc., certain of its wholly owned domestic subsidiaries and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release dated June 21, 2022
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2022	CARPARTS.COM, INC.

	By:	/s/ Ryan Lockwood
	Name:	Ryan Lockwood
	Title:	Chief Financial Officer